SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 3, 2006
BioMed Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-32261	20-1142292

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
17140 Bernardo Center Drive, Suite 222
San Diego, California 92128
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
     On February 3, 2006, the compensation committee of the board of directors of BioMed Realty Trust, Inc. increased the annual base salaries of BioMed’s executive officers for 2006, in accordance with the terms and conditions of their respective employment agreements, and granted restricted stock awards to the executive officers. These salaries and grants, and the executive officers’ 2005 cash bonuses, are summarized in the following table:

	2006 Base	Restricted Stock	2005 Cash
Name and Position	Salary	Awards (1)	Bonus
Alan D. Gold
Chairman, President and
Chief Executive Officer	$420,000	30,000	$600,000
Gary A. Kreitzer
Executive Vice President,
General Counsel and
Secretary	$288,750	15,000	$343,750
John F. Wilson, II
Chief Financial Officer	$288,750	15,000	$343,750
Matthew G. McDevitt
Vice President, Acquisitions	$288,750	15,000	$343,750

(1)	The restricted stock awards will vest 1/3 on each of January 1, 2007, 2008 and 2009.
     In addition, on February 3, 2006, the compensation committee approved revisions to BioMed’s director compensation policy effective as of January 1, 2006. Under the revised policy, each of BioMed’s non-employee directors receives an annual fee of $20,000 for services as a director. The chair of the audit committee receives an additional $12,000 annual fee and each non-employee director who chairs any other committee of the board of directors receives an additional $5,000 annual fee for each committee chaired. In addition, each non-employee director receives a fee of $1,500 for each board of directors meeting attended in person ($750 for telephonic attendance), a fee of $1,000 for each audit committee meeting attended in person ($500 for telephonic attendance), and a fee of $750 for each other committee meeting attended in person ($500 for telephonic attendance). Non-employee directors receive fees for attending committee meetings whether or not a meeting of the board of directors is held on the same day. Directors are also reimbursed for reasonable expenses incurred to attend board of directors and committee meetings. Directors who are employees of BioMed or its subsidiaries do not receive compensation for their services as directors.
     BioMed’s non-employee directors will continue to receive automatic grants of restricted stock under the company’s 2004 incentive award plan. BioMed will grant 2,000 shares of restricted common stock to each non-employee director who is initially elected or appointed to its board of directors on the date of such initial election or appointment. On the date of each annual meeting of stockholders, each non-employee director who continues to serve on BioMed’s board of directors will be granted 2,000 shares of restricted common stock. The restricted stock granted to non-employee directors vests one year from the date of grant.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2006	BIOMED REALTY TRUST, INC.
	By:	/s/ GARY A. KREITZER
		Name:	Gary A. Kreitzer
		Title:	Executive Vice President